CERTIFICATE OF INCORPORATION

OF

Potomac Capital Markets Corporation

          1.   The name of the corporation is:

                 Potomac Capital Markets Corporation

          2.   The address of its registered office in the State of Delaware is 1100 North Market Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Financial Services (Delaware), Inc.

          3.   The nature of the business or purpose to be conducted or promoted is:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4.   The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

          5A.   The name and mailing address of each incorporator is as follows

NAME Stanley J. Bright Edward A. Caine Donald K. James	MAILING ADDRESS 1901 Pennsylvania Avenue, N.W. Washington, D.C. 20006 1901 Pennsylvania Avenue, N.W. Washington, D.C. 20006 1901 Pennsylvania Avenue, N.N. Washington, D.C. 20006
5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:
NAME H. Lowell Davis Stanley J. Bright Edward A. Caine

MAILING ADDRESS

Suite 803
1900 Pennsylvania Avenue, N.W.
Washington, D.C. 20068

Suite 1100
1901 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

Suite 1100
1901 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

          6.   The corporation is to have perpetual existence.

          7.   In furtherance and not in limitation of the powers conferred by statute, the' board of directors is expressly authorized:

          To make, alter or repeal the by-laws of the corporations

          8.   Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

          9.   The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          WE, THE UNDERSIGNED, being each of the incorporators herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 22nd day of February, 1985.

RECEIVED FOR RECORD FEB 25 1985 LEO J. DUGAN, Jr., Recorder	/s/ S. J. BRIGHT Stanley J. Bright /s/ EDWARD A. CAINE Edward A. Caine /s/ DONALD K. JAMES Donald K. James

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

OFFICE AND REGISTERED AGENT

OF

POTOMAC CAPITAL MARKETS CORPORATION

          The Board of Directors of:

                    POTOMAC CAPITAL MARKETS CORPORATION

a Corporation of the State of Delaware, on this 9th day of June, A.D. 1997, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:

1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

          The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is: CORPORATION SERVICE COMPANY.

                    POTOMAC CAPITAL MARKETS CORPORATION

a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors-at a meeting held as herein stated.

          IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by its Secretary this 9th day of June, A.D. 1997.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 06/20/1997 971207115 - 2055640	/s/ WM. SHAPIRO Authorized Officer WILLLIAM SHAPIRO